CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of the Alphaone Micro Cap Equity Fund, Alphaone Small Cap Growth Fund, Alphaone U.S. Equity Long Short Fund, Edgewood Growth Fund, FMC Select Fund, FMC Strategic Value Fund, Haverford Quality Growth Stock Fund, LSV Value Equity Fund, LSV Conservative Value Equity Fund, LSV Conservative Core Equity Fund, Sands Capital Global Growth Fund, WHG Dividend Growth, WHG Balanced Fund, WHG Income Opportunity Fund, WHG LargeCap Value Fund, WHG SmallCap Value Fund, WHG SMidCap Fund, WHG SMidcap Plus Fund and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 123 to File No. 033-50718; Amendment No. 125 to File No. 811-07102) of The Advisors' Inner Circle Fund of our reports dated December 22, 2011, included in the 2011 Annual Reports to shareholders.


                                                           /s/ERNST & YOUNG, LLP


Philadelphia, Pennsylvania
February 27, 2012